Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 7, 2014 with respect to the financial statements of BioBlast Pharma Ltd. included in the Registration Statement on Form F-1 and related Prospectus of BioBlast Pharma Ltd., dated July 14, 2014.

/s/ KOST, FORER, GABBAY & KASIERER
Tel Aviv, Israel	KOST, FORER, GABBAY & KASIERER
July 14, 2014	A Member of EY Global